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                                                                    EXHIBIT 10.2

                                (FOR ORGANIZERS)

                         MOUNTAIN VALLEY COMMUNITY BANK
                                WARRANT AGREEMENT

      THIS WARRANT AGREEMENT (the "Warrant Agreement") is made and entered into effective as of the ____ day of __________, 2004 by and between MOUNTAIN VALLEY COMMUNITY BANK (the "Bank") and ________________________, a resident of the State of Georgia (the "Warrantholder").

      WHEREAS, the Warrantholder was named as an organizing director of the Bank and has placed assets at risk to fund the organizational expenses in expectation of being granted warrants to purchase the number of shares of the common stock of the Bank equal to the number of shares subscribed by the Warrantholder; and

      WHEREAS, the Bank hereby grants the number of warrants to the Warrantholder on the terms and conditions hereinafter stated as part of the Warrantholder's investment in the Bank;

      NOW, THEREFORE, this Warrant Agreement is entered into by the Bank and the Warrantholder with the following terms:

1.    WARRANT.

      The Bank hereby grants to the Warrantholder warrants (the "Warrants") to purchase _____________________ (___________) shares (the "Shares") of the common stock ($5.00 par value) (the "Common Stock") of the Bank in accordance with the terms and subject to the restrictions hereinafter set forth.

2.    TERMINATION.

      The Warrants have been granted on the date of this Warrant Agreement and shall terminate on ___________, _____, the date which is ten years from the date of the Bank's incorporation, unless sooner terminated as follows. The Warrants shall terminate on the date that is ninety days from the date on which the Warrantholder ceases to be an active officer, employee or director of the Bank other than by reason of his or her death or disability and six months after the Warrantholder ceases being an active officer, employee or director of the Company by reason of his or her death or disability.

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3.    EXERCISE OF WARRANTS.

      The Warrants must be exercised within ten (10) years from the date of the Bank's incorporation, _____________, _____. If any Warrants are not exercised in this ten (10)-year period, those Warrants shall be null and void.

      No fractional shares will be issued upon exercise of Warrants, but the Bank will pay the cash value of any fractional shares otherwise issuable.

      The Warrants shall be exercised, in whole or in part, by written notice directed to the Secretary of the Bank at the Bank's main office or at such other address as the Bank shall have notified the Warrantholder in writing. Such written notice shall be accompanied by payment in full in cash or by check or shares of the Common Stock previously held by the Warrantholder of the Warrant Price for the number of Shares specified in such written notice. In the event of the Warrantholder's death or mental incapacity, the Warrants may be exercised by the Warrantholder's personal representative.

4.    VESTING.

      The Warrants shall have the following vesting schedule:

                                                          VESTING PERCENTAGE
                                                               OF TOTAL
DATE                                                      WARRANTS GRANTED
----                                                      ------------------
First Anniversary of the Date Hereof                          33(1/3)%
Second Anniversary of the Date Hereof                         33(1/3)%
Third Anniversary of the Date Hereof                          33(1/3)%

5.    WARRANT PRICE.

      The price per share at which Shares may be purchased pursuant to exercise of the Warrants (the "Warrant Price") shall be $10.00(1) (which amount has been determined by the Board to be the fair market value per share of the Common Stock on the date that these Warrants are granted).

6.    EXERCISE OR FORFEITURE OF WARRANTS DUE TO CAPITAL BELOW MINIMUM
      REQUIREMENTS.

      If the Bank's capital falls below the minimum requirements, as determined by the State of Georgia Department of Banking and Finance (the "Department") or the Federal Deposit Insurance Corporation (the "FDIC"), and if directed by the Department and/or the FDIC, the Bank can require the Warrantholder to exercise or forfeit his or her Warrants.

-----------
(1) Please note that since the dates of the original warrants the exercise price has been reduced to $8.00 per share by virtue of a stock split.
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7.    ADJUSTMENTS IN CERTAIN EVENTS.

      The Warrants granted hereunder shall be appropriately adjusted both as to the number of shares subject to the Warrants and the Warrant Price for any increase or decrease in the number of outstanding shares of Common Stock of the Bank resulting from a stock split or payment of a stock dividend on the Common Stock, a subdivision or combination of shares of the Common Stock, or a reclassification of the Common Stock, and in the event of a merger or consolidation in accordance with the following paragraph.

      After any merger, consolidation or reorganization of any form involving the Bank as a party thereto involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Bank's Common Stock, Warrantholder at the time of such reorganization shall, at no additional cost, be entitled, upon any exercise of his or her Warrant, to receive, in lieu of the number of shares as to which such Warrant shall then so be exercised, the number and class of shares of stock or other securities or such other property to which such Warrantholder would have been entitled pursuant to the terms of the agreement of merger or consolidation, if at the time of such merger or consolidation, such Warrantholder had been a holder of record of a number of shares of the Common Stock of the Bank equal to the number of shares as to which such Warrant shall then be so exercised. Comparable rights shall accrue to each Warrantholder in the event of successive mergers or consolidations of the character described above.

      The foregoing adjustments and the manner of their application will be in the discretion of the Bank to determine.

8.    LIMITATION ON PERCENTAGE OF COMMON STOCK OWNED.

      Exercise of the Warrants shall not result in the Warrantholder (including shares owned by the Warrantholder's spouse and minor children) owning more than twenty percent (20%) of the outstanding Common Stock of the Bank, unless the Department has approved the Warrantholder owning more than twenty percent (20%) of the outstanding Common Stock of the Bank in the approval of the Bank's charter application. Any attempt to exercise the Warrants which would result in a violation of the above restriction shall be null and void to the extent of any excess over the above limitation.

9.    LIMITATION OF RIGHTS.

      The Warrantholder or the personal representative of the Warrantholder is not entitled, by virtue of being such a holder, to receive dividends or to consent or to receive notice as a stockholder in respect to any meeting of stockholders for the election of directors of the Bank or any other matters, or to vote at any such meeting, or to any other rights whatsoever as a stockholder of the Company. The Warrantholder or the personal representative of the Warrantholder shall have no rights as a stockholder with respect to the Common Stock covered by the Warrants until the Warrantholder or the personal representative of the Warrantholder shall become the holder of record of such Common Stock.

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10.   RESTRICTIONS ON TRANSFER AND PLEDGE.

      The Warrants and all rights and privileges granted hereunder shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Warrants or any right or privilege granted hereunder, or upon the levy or any attachment or similar process upon the rights and privileges herein conferred, the Warrants and the rights and privileges hereunder shall become immediately null and void.

11.   RESTRICTIONS ON ISSUANCE OF SHARES.

      If at any time the Board of Directors of the Bank shall determine, in its discretion, that listing, registration or qualification of the Common Stock covered by the Warrants upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Warrants, the Warrants may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

      IN WITNESS WHEREOF, the Bank, acting by and through its duly authorized officers, has caused this Warrant Agreement to be executed and the Warrantholder has executed this Warrant Agreement, all as of the day and year first above written.

                                                MOUNTAIN VALLEY COMMUNITY BANK

                  [SEAL]

Attest:                                         By: ____________________________
                                                        Marc J. Greene
By: __________________________                          President

                                                WARRANTHOLDER:

                                                ________________________________
                                                Print Name: ____________________